EXHIBIT 99.1

Board of Directors

PR Specialists, Inc.

To Whom It May Concern:

I hereby resign as a member of the board of directors of PR Specialists, Inc., a Delaware corporation, effective today.

Sincerely,

/s/ Lawrence Ruden

Lawrence Ruden

February 22, 2010